UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
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Broadwing Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 5, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of the Broadwing Corporation which will begin at 10:00 a.m., Eastern Time, on Friday, May 13, 2005. The meeting will be held at The Hilton Columbia, 5485 Twin Knolls Road, Columbia, MD 21045, phone: (410) 997-1060. The formal Notice of Meeting and Proxy Statement containing further information about the Meeting are on the following pages.

The primary business of the meeting will be:

•	to elect two Class II Directors to serve until the 2008 Annual Meeting; and

•	to approve the selection of KPMG LLP as our independent registered public accounting firm, herein referred to as our independent auditors, for fiscal year 2005.

The enclosed Proxy Statement describes the business of the meeting, including the proposed approval in connection with the election of directors and selection of independent auditors. Please read it carefully before deciding how to vote.

Your vote at the meeting is important no matter how many shares you own. To ensure that your shares will be voted, please promptly complete and submit a proxy over the Internet, by telephone or mail. You are encouraged to specify your choices on matters to be voted upon. However, it is not necessary to specify any choice if you wish to vote in accordance with the recommendations of the Board of Directors. We hope that you will be able to attend the Meeting. If you do attend the Annual Meeting of Stockholders, you may vote your stock in person even though you have submitted a completed proxy.

Admission to the meeting will be by ticket only. Your official admission ticket to the Annual Meeting is enclosed.

Thank you for your cooperation.

Sincerely,

Dr. David R. Huber

Chief Executive Officer and

Chairman of the Board

BROADWING CORPORATION

7015 Albert Einstein Drive

Columbia, Maryland 21046-9400

(443) 259-4000

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2005

MEETING TIME	10:00 a.m. Eastern Time Stockholder admission begins at 9:30 a.m.

DATE	Friday, May 13, 2005

LOCATION	The Hilton Columbia 5485 Twin Knolls Road Columbia, MD 21045 Phone: (410) 997-1060

ITEMS OF BUSINESS

(1)       Election of two persons to serve as Class II Directors on our Board of Directors until the 2008 Annual Meeting; and

(2)       Ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2005.

PROXY STATEMENT	The enclosed Proxy Statement describes the business of the Meeting. Please read it carefully before deciding how to vote.

RECORD DATE	The Board of Directors has set the close of business on March 22, 2005 as the record date for the Meeting. This means that owners of our common stock as of that day are entitled to receive this Notice of the Meeting, and vote at the meeting and any adjournments or postponements of the Meeting.

ANNUAL REPORT	A Proxy Statement with respect to the Annual Meeting accompanies and forms a part of this Notice. A list of stockholders as of the record date will be available for inspection by any stockholder for any purpose relevant to the Annual Meeting during regular business hours at our address above for ten days prior to the Meeting.

PROXY VOTING	Your vote is important. We encourage you to read the enclosed Proxy Statement and to submit a proxy so that your shares will be represented and voted even if you do not attend. You may submit your proxy over the Internet, by telephone or mail. If you do attend the Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors, Kim D. Larsen Senior Vice President, Secretary and General Counsel

April 5, 2005

i

BROADWING CORPORATION

7015 Albert Einstein Drive

Columbia, Maryland 21046-9400

(443) 259-4000

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2005

GENERAL INFORMATION

Broadwing Corporation (the “Corporation” or “Broadwing”) is furnishing this Proxy Statement to solicit proxies on behalf of the Board of Directors of the Corporation for the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, May 13, 2005, at 10:00 a.m. Eastern Time at The Hilton Columbia, 5485 Twin Knolls Road, Columbia, MD 21045, phone: (410) 997-1060, and at any adjournment or postponement thereof. Our principal executive office is located at 7015 Albert Einstein Drive, Columbia, Maryland, 21046. The Notice of the Annual Meeting, this Proxy Statement, the proxy solicitation/voting instruction card and the enclosed Annual Report for 2004 is first being sent to our stockholders on or about April 5, 2005.

Annual Meeting Admission

An official admission ticket or proof of stock ownership, such as a recent brokerage statement or letter from your broker, and a form of photo identification are required for admission to the Meeting. A detachable admission ticket is attached to your proxy solicitation/voting instruction card. Internet voters will be guided to a Website where, by following the instructions on the Website, they will be able to print an admission ticket.

All bags, briefcases and packages will be held at registration and will not be allowed in the Meeting.

Stockholders will be admitted to the Annual Meeting location beginning at 9:30 a.m. Eastern Time. The location is accessible to handicapped persons. You will need an admission ticket or proof of ownership to enter the Meeting. A map and directions to the meeting are printed on the admission ticket.

If you arrive at the Meeting without an admission ticket, we will admit you if we are able to verify that you are a Broadwing stockholder. You may prove that you are a Broadwing stockholder by, among other ways, providing us with a copy of a recent brokerage account statement showing that you own our common stock.

View Annual Reports and Proxy Statements Online and Reduce Mailing Costs

This Proxy Statement and the 2004 Annual Report to Stockholders are available on Broadwing’s Internet site at http://www.broadwingcorp.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you notify Broadwing Investor Relations in writing or by telephone 1-866-426-7847 (toll-free) and tell us otherwise. You do not have to elect Internet access each year.

If you hold your Broadwing stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

GENERAL INFORMATION

Document “Householding”

We are sending only one Annual Report and Proxy Statement to eligible stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If a registered stockholder residing at an address with other registered stockholders wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Continental Stock Transfer and Trust Co., 17 Battery Place, 8th Floor, New York, NY, 10004 or call 1-212-509-4000. If you own Broadwing shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

Incorporation by Reference of Annual Report

We have filed our Annual Report on Form 10-K for the year ended December 31, 2004 with the United States Securities and Exchange Commission (“SEC”). It is available at the SEC’s website at http://www.sec.gov. We hereby incorporate by reference into this Proxy Statement the information included in Items 6 (“Selected Financial Data”), 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), 7A (“Qualitative and Quantitative Disclosures about Market Risk”) and 9 (“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”) of our Annual Report on Form 10-K for the year ended December 31, 2004.

Requests for Written Copies of 2004 Annual Report

We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC upon the written request of any registered or beneficial owner of our common stock entitled to vote at the Annual Meeting. Requests should be made by mailing Investor Relations, Broadwing Corporation, Attention: Dawn Benchelt, by calling Broadwing Investor Relations at (877) 426-7847 or by accessing the Broadwing website at http://www.broadwingcorp.com. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants including Broadwing.

Stockholder Proposals

Under Rule 14a-8 of the SEC, stockholder proposals to be presented at our Annual Meeting to be held in 2006 must be received by the Secretary of the Corporation no later than December 31, 2005 to be included in the Proxy Statement and on the proxy card that will be solicited by the Board of Directors. The inclusion of any proposal will be subject to applicable rules of the SEC.

Our bylaws require advance notice of any stockholder proposal intended to be presented at the Annual Meeting that is not included in our Notice of Meeting and Proxy Statement or made by or at the direction of the Board of Directors, including any proposal for the nomination for election of a director. A notice of a stockholder proposal must contain specified information concerning the matter to be brought before the meeting and concerning the stockholder proponent. Any waiver by us of these requirements relating to a particular stockholder proposal will not constitute a waiver of any other stockholder proposal nor will it obligate us to waive these requirements regarding future submissions of that or any other stockholder proposal. To be properly brought before the 2006 Annual Meeting, written notice of nominations for directors or other business to be introduced by a stockholder must be received by January 5, 2006. A complete list of the information required to be included in a stockholder proposal may be found in Section 2.5 of our bylaws.

Corporate Governance Information

Stockholders will find information about our corporate governance practices on our website at http://www.broadwingcorp.com. Located on our website is information regarding our Board of Directors, Board

GENERAL INFORMATION

committees, Board committee charters, Code of Business Conduct for Compliance and Integrity. Information about our insider transactions is also available on this website.

How to Contact the Non-management Directors of Broadwing Corporation

The Nominating and Governance Committee of the Broadwing Board of Directors has created a process by which parties may communicate with the non-management directors as a group. If you wish to raise a question or concern to the presiding director or the non-management directors as a group, you may do so by contacting:

Kim D. Larsen

Senior Vice President, General Counsel and Secretary

Broadwing Corporation

1122 Capital of Texas Highway South

Austin, TX 78746-6426

All correspondence is reviewed by the Secretary of the Corporation who determines if the correspondence is concerned with more than ministerial aspects of the Board of Directors or its committees or otherwise requires Board attention. If Board attention is warranted, the correspondence is then forwarded by the Corporation Secretary to the appropriate Committee Chairman, Board Committee, or the Board.

Effect of October 2004 Stock Split and Dividend

Broadwing effected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock and option amounts contained in this Proxy Statement, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

VOTING RIGHTS AND PROCECURES

Only stockholders of record at the close of business on March 22, 2005 will be entitled to vote at the Annual Meeting or at adjournments or postponements of the Meeting. On March 22, 2005, there were 75,182,086 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters that may properly come before the Meeting. The aggregate number of shares held in your account(s) is included in the proxy solicitation/voting instruction card sent to you.

Because many stockholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided.

We are soliciting your vote on the election of directors and ratification of the appointment of the independent auditors.

How to Vote

You may vote your proxy by Internet, telephone or mail, as explained below. Doing so does not limit your right to vote at the Annual Meeting. If your shares are held in the name of a broker, bank or other nominee, you will be provided voting instructions from that nominee.

•	INTERNET: Access the Internet voting site at http://www.continentalstock.com 24 hours a day. Instructional screen prompts will guide you through the on-line voting process and a confirmation of your voting selections will be required before your vote is recorded.

•	TELEPHONE: Dial toll free 1-866-894-0537, 24 hours a day. Voice prompts will guide you through the voting process and a confirmation of voting selections will be required before your vote is recorded.

•	PROXY SOLICITATION/VOTING INSTRUCTION CARD (“PROXY CARD”): Simply mark, date and sign the proxy card and return it to Continental Stock Transfer and Trust Co. in the postage-paid envelope provided. To vote in accordance with the Board of Directors’ recommendations, simply sign and date the proxy card and return it in the postage-paid envelope provided.

Please be aware that if you vote over the Internet, you may incur costs such as Internet or telephone access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 12:01 a.m. Eastern Time on May 12, 2005. Other deadlines may apply to you if your stock is held of record by a bank, a broker or other holder of record.

How to Revoke a Vote

All properly completed proxies that are delivered pursuant to this solicitation will be voted at the Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the Meeting. You can revoke your proxy by:

(a)	giving written notice to the Secretary of Broadwing,

(b)	delivering a later dated proxy, or

(c)	voting in person at the Meeting.

Voting Representation and Tabulation

A quorum, or majority of the shares outstanding and entitled to vote, is necessary to conduct the Annual Meeting, elect directors and consider the proposals on the agenda at the Annual Meeting. A quorum will be determined by

VOTING RIGHTS AND PROCECURES

the number of shares represented by persons attending the Annual Meeting and by properly executed and returned proxies. Votes cast in person or by proxy will be tabulated by inspectors of election appointed for the Meeting who will determine whether a quorum is present. Shares of common stock represented by a properly completed proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy indicates that the stockholder is casting a vote or abstaining.

If you submit a proxy that does not indicate how your shares are to be voted on a matter, properly completed proxies will be voted FOR the approval in connection with Nasdaq Marketplace Rule 4350(i)(1)(D), FOR the election of all Director nominees and FOR the proposal to ratify the appointment of KPMG LLP. Other matters that properly come before the Meeting will be voted upon by the persons named in the proxy in accordance with their best judgment.

Class II Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of Directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of Directors. Approval of the proposals in connection with Nasdaq Marketplace Rule 4350(i)(1)(D) and selection of KPMG LLP as our independent auditors for the fiscal year ending on December 31, 2005 will require an affirmative vote of the holders of a majority of shares of our common stock present in person or represented at the Annual Meeting and voting on such proposal, provided a quorum is present.

In all cases, an indication of abstention will be treated as not voting. Accordingly, abstentions or the withholding of votes will have no effect on the number of votes necessary to elect Class II Directors. However, abstentions will have the same affect as a vote against the proposals in connection with Nasdaq Marketplace Rule 4350(i)(1)(D) and selection of KPMG LLP.

In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not submitted a proxy (so-called “broker non-votes”), those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to approve the proposals in connection with Nasdaq Marketplace Rule 4350(i)(1)(D), to elect Class II Directors or to approve the selection of KPMG LLP. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

Solicitation of Proxies

We will pay all costs of soliciting proxies, including charges made by brokers and other persons holding our common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally and by telephone and Internet, all without extra compensation. We have also retained the services of D. F. King & Co., Inc. to aid in the solicitation of proxies. Fees and expenses to be incurred by us are estimated not to exceed $10,000.

BOARD GOVERNANCE MATTERS

Nominating and Governance Committee

Broadwing’s Nominating and Governance Committee is a standing committee of the Board of Directors and its charter is available on our website at http://www.broadwingcorp.com. The Committee is independent under the listing standards of the Nasdaq. Its principal purposes are to recommend to the Board of Directors:

•	the composition of the Board and its committees including size and qualifications;
•	the role of the Board in the corporate governance process; and
•	compensation for the Board of Directors.

The Committee also oversees the periodic evaluation of the Board of Directors and its committees.

Identifying and Evaluating Nominees for Directors

The Corporation’s process for identifying and evaluating candidates to be nominated to the Board of Directors starts with an evaluation of a candidate by the Chairman of the Nominating and Governance Committee followed by the Nominating and Governance Committee in its entirety and the Chief Executive Officer. Each year, the Committee recommends to the Board of Directors the slate of directors to serve as management’s nominees for election by the stockholders at the Annual Meeting. Director candidates may also be identified by stockholders. In addition, the Corporation may utilize outside search firms to suggest potential candidates.

Stockholder Nominees

The Nominating and Governance Committee is comprised of Messrs. Hardiman, Hrabowski, Oros and Walker. The Nominating and Governance Committee identifies director nominees from various sources such as officers, directors, and stockholders. In 2004, the Committee did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. The Nominating and Governance Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s qualifications (please refer to “Director Qualifications” on page 7). The Nominating and Governance Committee will ultimately recommend nominees that it believes will enhance the Board’s ability to manage and direct, in an effective manner, our affairs and business.

Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Corporation. To make a director nomination at the 2006 Annual Meeting, a stockholder must follow the same procedures required for submitting a stockholder proposal. See “Stockholder Proposals” section on page 2 of this Proxy. Notices should be sent to Kim D. Larsen, Secretary, Broadwing Corporation, 1122 Capital of Texas Highway South, Austin, Texas 78746-6426. The notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the nominating stockholder is a stockholder of record of the Corporation’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. If you are interested in recommending a director candidate, you may request a copy of the Corporation’s Bylaws by writing the Corporation Secretary at the address set forth on the front page of this Proxy Statement.

BOARD GOVERNANCE MATTERS

Director Qualifications

The Nominating and Governance Committee annually reviews the criteria for selection of director nominees. The Board seeks a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, to the Corporation and its stockholders. Criteria against which the slate of nominees has been measured include the following:

•	Meets bylaws requirements;
•	Reflects highest personal and professional integrity;
•	Meets Nasdaq Marketplace independence criteria as required;
•	Has relevant educational background;
•	Has exemplary professional background;
•	Has relevant past and current employment affiliation(s), Board affiliations and experience;
•	Is free from conflicts of interest;
•	Is technology-proficient;
•	Possesses diverse background;
•	Has demonstrated effectiveness;
•	Possesses sound business judgment;
•	Has adequate time to devote to Board responsibilities; and
•	Represents the best interests of all stockholders.

Director Independence

Each director-nominee’s independence from the Corporation is fully evaluated by the Nominating and Governance Committee and the Board of Directors to ensure compliance with the independence requirements of the Nasdaq Stock Market listing standards, as required.

No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Broadwing (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Corporation). The Board of Directors has determined, that with the exception of Dr. David R. Huber, all of its members are “independent members” under the Nasdaq Stock Market listing standards. The Board of Directors has determined that no member of the Audit Committee is a “financial expert” as defined in Item 401 of Regulation S-K.

Nominees for Election at 2005 Annual Meeting

There are two nominees for election to the Board of Directors in May 2005 and their biographical information is provided on page 23. Each nominee currently serves as a director. The Nominating and Governance Committee and the Board have determined that all of the non-employee directors are independent under the rules of the Nasdaq Stock Market.

The Board of Directors ratified the slate of directors and recommends that the stockholders vote FOR the nomination of directors.

Code of Business Conduct for Compliance and Integrity

In 2004, the Board adopted an enhanced Code of Business Conduct for Compliance and Integrity which may be viewed at http://www.broadwingcorp.com.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

During 2004, the Board of Directors held five meetings. The Board of Directors currently has three standing committees, each entirely consisting of independent directors: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. In 2004, the Audit Committee held five meetings, the Compensation Committee held four meetings and the Nominating and Governance Committee held one meeting. Two members of the Board of Directors, Dr. Huber and Mr. Hardiman, attended our 2004 Annual Meeting. Broadwing does not require, but encourages, members of the Board of Directors to attend Annual Meetings. Each of the three standing committees of the Board of Directors has a written charter, copies of which can be found on our website at http://www.broadwingcorp.com.

The table below details the composition of the standing committees of the Board of Directors. Dr. David R. Huber does not serve on committees of the Board of Directors. Each of the Board of Director committees listed below had 100% member attendance at scheduled committee meetings during 2004.

Board Committee Membership Roster

Name	Audit	Compensation	Nominating and Governance
Dr. David R. Huber Chairman and Chief Executive Officer
Joseph R. Hardiman Director	X		X
Freeman A. Hrabowski, III Director	X	X	X
David S. Oros Director		X	X
Donald R. Walker Director	X	X	X

Functions of Committees

The roles and functions of the committees are enumerated in each committee’s charter. The complete text of the committee charters can be found under the heading “Investor Relations” on our website at http://www.broadwingcorp.com.

Audit Committee:

•	Directly responsible for appointment, termination, compensation and retention of independent auditors;
•	Responsible for pre-approval of all audit, audit-related, tax and all other services performed by independent auditors;
•	Reviews results of independent auditors’ internal quality control procedures;
•	Reviews and assesses independent auditors’ independence; monitors lead partner rotation;
•	Reviews independent auditors’ report on critical accounting policies and practices, including alternative treatments under GAAP;
•	Reviews results and assessment of disclosure controls and procedures;
•	Reviews/discusses CEO/CFO certifications for financial statements;
•	Reviews and discusses Annual Report, Form 10-K, Form 10-Qs, including financial statements and Management’s Discussion and Analysis;
•	Reviews and discusses quarterly/annual earnings releases;
•	Reviews risk assessments and related management policies;
•	Reviews with independent auditors any audit issues and management’s responses;

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

•	Reviews and assesses Audit Committee’s charter;
•	Performs annual performance evaluation of Audit Committee;
•	Establishes procedures for hiring former employees of independent auditors;
•	Reviews qualifications and work of the Corporation’s internal audit staff, the scope of the internal audit staff’s work plan for the year, its budget, staffing and, as appropriate, significant findings and management’s actions to address these findings;
•	Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters; and reviews any complaints received pursuant to such procedures;
•	Reviews the Corporation’s internal controls with the internal and independent auditors;
•	Monitors compliance with the Corporation’s Code of Business Conduct for Compliance and Integrity and recommends amendments to that Code;
•	Meets in executive session as a committee and meets periodically in executive session with representatives of the Corporation’s independent auditors, management and internal audit department; and
•	Recommends inclusion of audited consolidated financial statements in Form 10-K.

Compensation Committee:

•	Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance, and approves compensation level based on this evaluation;
•	Discharges the Board’s responsibilities related to compensation of the Corporation’s executives;
•	Recommends incentive compensation and equity-based plans;
•	Administers, approves and adopts awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and reviews and monitors awards under such plans; and
•	Conducts a performance evaluation of the committee.

Nominating and Governance Committee:

•	Recommends to the Board nominees for election to fill any vacancy and the slate of directors to stand for election by the stockholders at the Annual Meeting; reviews the criteria for selection of director nominees and identifies individuals for nomination as directors;
•	Oversees the organization and function of the Board’s committees; recommends to the Board the membership of each committee and the filling of any vacancy occurring on a committee;
•	Develops and recommends to the Board corporate governance guidelines;
•	Reviews and recommends to the Board the compensation of the Board, including the nature and adequacy of director and officer indemnification and liability insurance; and
•	Develops and recommends to the Board an annual self-evaluation of the Board and each of its committees and;
•	conducts a performance evaluation of the committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Broadwing’s financial reporting process and monitors compliance with its Code of Business Conduct for Compliance and Integrity on behalf of the Board of Directors. We are all independent directors under the listing standards of the Nasdaq. Our function is more fully described in our charter, which we review annually. The current charter may be found at http://www.broadwingcorp.com.

Broadwing’s management is responsible for the financial reporting process and preparation, presentation, and integrity of the Corporation’s quarterly and annual consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors, KPMG LLP (“KPMG”). KPMG is responsible for performing an independent audit of the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee does not prepare financial statements or conduct audits. In connection with the December 31, 2004 audited consolidated financial statements, we have:

•	Reviewed and discussed with management and the independent auditors the Corporation’s audited consolidated financial statements, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Corporation, and the reasonableness of significant judgments;
•	Discussed with the independent auditors the items that are required to be discussed under applicable professional auditing standards and regulations, including discussions about the quality of the financial statements and clarity of the related disclosures; and
•	Reviewed and considered the written disclosures in the letter received from KPMG LLP, as required by Independence Standards Board Standard No. 1, including a discussion about their independence from Broadwing and management.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for 2004 be included in Broadwing’s Annual Report on Form 10-K for the year ended December 31, 2004, which is filed with the SEC. The Board approved our recommendation.

Submitted by the Audit Committee:

Joseph R. Hardiman	Donald R. Walker
Freeman A. Hrabowski, III

Compensation Committee Interlocks and Insider Participation

There are no discloseable items under this section.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Joint Venture

We have a 99% economic interest and a 49% voting interest in ACME Grating Ventures, LLC (“ACME LLC”). The remaining economic interest and voting interest are owned by ACME Gratings, Inc. (“ACME Corp.”). Dr. Huber owns 100% of ACME Corp. ACME Corp. has contributed to ACME LLC certain licensed intellectual property and we have contracted with ACME LLC for its use of our facilities, personnel, equipment and certain intellectual property. ACME LLC makes gratings that we purchase at a unit cost that is consistent with the requirements of the licensed intellectual property, which require that gratings made with the licensed technology be sold for no less than the fair market value of comparable gratings that are available in the commercial marketplace.

According to the operating agreement of ACME LLC, we receive 99% of the profits and losses from the business, and ACME Corp. receives the remaining 1%; however, $325,000 of ACME LLC related start up costs incurred by ACME Corp. will be returned to ACME Corp. out of the net profits of ACME LLC before any distributions of net profits are made to us. Further, ACME Corp. is responsible for paying royalties to the licensor of the licensed technology contributed by ACME Corp., which vary in amounts ranging from 0.5% to 2.0% of the net invoice cost of each grating sold by ACME LLC. In addition to 1% of the profits, ACME LLC is obligated to pay to ACME Corp. an amount sufficient to pay the royalty obligations of ACME Corp. During 2004, we made no purchases of gratings from ACME LLC. We intend to purchase additional gratings from ACME LLC in the future.

Conflicts of Interest

The Board of Directors has delegated to the Audit Committee of the Board of Directors the responsibility for reviewing: (1) any material transaction proposed to be entered into between the Corporation and any director or officer of Broadwing, or any entity in which a director or officer has a material ownership or other interest, and (2) corporate opportunity questions involving business or investment opportunities in which both Broadwing and one or more of our officers or directors, or their affiliates, may have an interest.

The Audit Committee may, if it deems appropriate, refer these matters to the Board of Directors for its consideration. The Audit Committee has retained outside legal counsel to advise it regarding the duties of the Audit Committee members under Delaware law in carrying out this delegated responsibility. In determining whether to approve a proposed transaction or series of related transactions or to make a proposed investment, the Audit Committee relies on presentations by management and other personnel within Broadwing with relevant expertise as to the necessity or desirability of entering into the proposed transaction or transactions or making a proposed investment. Depending upon the nature of the transaction or investment, the Audit Committee may also rely on information and opinions from third party experts. If the Audit Committee determines that the terms of the proposed transaction appear to be in the best interests of Broadwing and that the terms of the proposed transaction or transactions appear to be at least as favorable as those that could have been obtained from an unaffiliated third party, the Audit Committee may approve Broadwing’s participation in the transaction. With respect to a potential investment opportunity within the scope of Broadwing’s business, the Audit Committee may determine to prohibit or restrict the participation in the investment by any of our officers or directors if the Audit Committee determines that it is an opportunity in which Broadwing should invest and the participation of the officers and directors would limit Broadwing’s ability to take full advantage of the opportunity. The application of the policies summarized above necessarily depends on the facts and circumstances of each situation being considered by the Audit Committee, and the policies could be modified by the Audit Committee at any time.

Purchases of Components

In 2004, the Corporation purchased approximately $135,216 of components from Lightconnect, Inc. Dr. Huber indirectly owns approximately 1.07% of the stock of Lightconnect. The Audit Committee has approved the terms of Broadwing’s purchases from Lightconnect and has determined that they were at least as favorable as those that Broadwing could have obtained from an unaffiliated third party.

DIRECTORS’ COMPENSATION

Our Board of Directors determines the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursement that Directors receive for attending meetings of the Board of Directors or committees of the Board. We paid to each of Messrs. Oros, Hrabowski, Walker and Hardiman $5,000 for each regular meeting of the Board of Directors that they attended in person and $2,500 for each extraordinary meeting they attended in person and $1,500 for each extraordinary committee meeting they attended in person. We have reimbursed all of our Directors for their expenses incurred in connection with attending meetings of the Board of Directors and committee meetings. We paid $8,000 to each member of the Audit Committee for the entire year, and paid the Chairman of the Audit Committee $7,000 in addition to his fees for serving on the Committee.

On April 29, 2004, we granted options to purchase 4,000 shares of common stock at an exercise price of $15.30 per share to each independent director, and in addition, we granted options to purchase 1,000 shares of common stock at an exercise price of $15.30 per share to each independent director who served as a Chairman of a committee of the Board of Directors. Usually, options granted to non-employee Directors will become exercisable in monthly installments with 1/36 vesting each month over a three-year period, subject to acceleration under certain circumstances such as a change of control of Broadwing.

For fiscal 2004, each independent director received a grant of 32,000 restricted shares. Generally, these shares of restricted stock will vest over a four year period subject to potential acceleration under certain circumstances such as a change in control of Broadwing.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED

EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2005 by: (1) our Directors, our Chief Executive Officer and our executive officers; (2) all current Directors and executive officers as a group; and (3) each stockholder that is known by us to own more than 5% of our common stock. Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common stock. Unless otherwise indicated, all of the shares are owned directly, and the person has sole voting and dispositive power.

The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days of February 28, 2005. The percentage of our common stock beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities that the person holds which are exercisable or convertible within 60 days of February 28, 2005 and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is: 7015 Albert Einstein Drive, Columbia, Maryland 21046.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Dr. David R. Huber (2) Chairman and Chief Executive Officer	9,253,154	12.31
Joseph R. Hardiman (3) Director	22,943	*
Freeman A. Hrabowski, III (4) Director	13,471	*
David S. Oros (5) Director	34,943	*
Donald R. Walker (6) Director	26,888	*
James M. Bannantine (7) President	298,065	*
Lynn D. Anderson (8) Senior Vice President, and Chief Financial Officer	97,101	*
Kim D. Larsen (9) Senior Vice President, General Counsel and Secretary	140,553	*
All current officers and Directors as a group (8 persons)

NOTES TO TABLE:

*	Less than 1%

(1)	The Corporation effected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock amounts referenced in this table, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

(2)	Includes 6,287,662 shares directly held, 2,486,710 shares held by HRLD Limited Partnership, 295,210 shares held by Dr. David R. Huber Grantor Retained Annuity Trust, 142,000 shares held by Columbia Trust, 41,276 shares held by The Grande Foundation, and 296 shares held by HRLD Corporation.

(3)	Includes 1,000 shares directly held, 2,000, shares held in a self-directed IRA and 19,943 shares issuable pursuant to options exercisable within 60 days of February 28, 2005.

(4)	Includes 750 shares directly held and 12,721 shares issuable pursuant to options exercisable within 60 days of February 28, 2005.

(5)	Includes 15,000 directly held and 19,943 shares issuable pursuant to options exercisable within 60 days of February 28, 2005.

(6)	Includes 15,000 shares directly held and 11,888 shares issuable pursuant to options exercisable within 60 days of February 28, 2005.

(7)	Includes 100,000 shares directly owned and 198,065 shares issuable pursuant to options exercisable within 60 days of February 28, 2005, held by Sammye Management Ltd.

(8)	Includes 744 shares directly held and 96,357 shares issuable pursuant to options exercisable within 60 days of February 28, 2005.

(9)	Includes 48,910 shares directly held, 81,345 shares issuable pursuant to options exercisable within 60 days of February 28, 2005, 10,000 shares held by the Larsen Family LLC, of which Mr. Larsen is the managing member, and 298 shares held by Mr. Larsen’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports showing their ownership of our equity securities on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and the Nasdaq Stock Market. These officers, Directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons and executives disclosed in our 2004 Proxy Statement, we believe that our officers, Directors and ten percent shareholders have complied with all applicable Section 16(a) filing requirements.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares total return of our common stock during the period beginning July 28, 2000 (the first day of trading of our common stock following our initial public offering) and ending on December 31, 2004, with the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Each index assumes $100 invested at the close of trading on July 28, 2000, and reinvestment of dividends.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Overview

The Compensation Committee

The Compensation Committee (the “Compensation Committee”) oversees and reviews our executive compensation policies and programs and recommends the form and amount of compensation to be paid to executive officers. The Committee is independent and consists entirely of Board members who are neither officers nor employees of Broadwing or its subsidiaries and who are independent under the listing standards of the Nasdaq. The Compensation Committee is responsible for approving performance-based compensation (such as employee stock options) intended to be eligible for full tax deductibility under the Internal Revenue Code (“IRC”) Section 162(m). The purposes and responsibilities of the Committee are set forth in its charter. During 2004, the Board reviewed the recommendations of the Committee involving the compensation of the named executive officers.

Executive Compensation Philosophy

Broadwing’s executive compensation program has four primary goals:

•	To attract, motivate and retain talented executives;
•	To align the interests of our executives with the interests of our stockholders;
•	To ensure that total compensation takes into account both Broadwing’s and the executive’s short-term and long-term performance; and
•	To provide total compensation that is designed to be competitive with that offered to executives with similar responsibilities at other companies of comparable size, complexity and quality.

Methodology

The Compensation Committee’s decisions regarding executive officer compensation are primarily based upon our assessment of each executive officer’s leadership performance and potential to enhance long-term stockholder value. We rely upon our judgment about each individual — and not on rigid guidelines or formulas, or short-term changes in business performance — in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting our judgments include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the Corporation’s financial results; the executive’s effectiveness in leading our initiatives to increase customer value, productivity, cash flow and revenue growth; and the executive’s contribution to the corporation’s commitment to corporate responsibility. We also consider the compensation levels and performances of similar industry companies, as these companies are most likely to compete with us for the services of our executives.

In order to assess the competitiveness of our executive compensation program, the Compensation Committee reviewed survey data based on the most recently available and gathered information by a nationally recognized, independent consulting firm specializing in executive compensation. The independent consulting firm also reviewed the Corporation’s executive compensation program and provided input to the Compensation Committee. We examined compensation information from a cross-industry subset group of 13 telecommunication companies and five technology companies (collectively referred to as the “Comparator Group”). The Comparator Group consisted of both publicly held and private companies and were of a complexity and quality similar to that of the Corporation. To facilitate comparison, data for individual companies in the Comparator Group were adjusted for size where necessary. We made comparisons to the median compensation level of the Comparator Group and utilized the survey data to identify competitive levels of executive salaries and compensation. Although we do not use set formulas to set executive compensation in relation to this market data, we generally aim to set executive salaries and compensation at or below the average for similar positions in the market.

EXECUTIVE COMPENSATION

Our decisions concerning the specific compensation elements and total compensation paid or awarded to Broadwing’s executives, including the Chief Executive Officer, in 2004 were made within this framework and after input from an executive compensation expert. We also considered each executive’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, compensation paid to the executive’s peers (on a revenue-adjusted basis) and the total compensation potentially payable to, and all of the benefits accruing to, the executive, including (1) supplemental executive benefits, (2) accumulated potential value of prior equity-based grants, and (3) the amount and type of perquisites. In all cases, our specific decisions involving 2004 total executive compensation were ultimately based upon our judgment regarding the individual executive’s performance and potential future contributions as well as to whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.

Policy on Deductibility of Executive Compensation

The Compensation Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on Broadwing in the near future. The Compensation Committee believes that stock options granted under our 1997 Stock Option Plan and our 2000 Long-Term Incentive Plan, as well as restricted stock granted under the 2000 Long-Term Incentive Plan, meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Compensation Committee’s general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Compensation Structure

The key elements of our executive compensation program consists of:

•	Annual compensation - includes base salary;
•	Long-term compensation - includes stock options and long-term incentive performance awards. The Committee may, from time to time, grant other forms of incentives including restricted stock; and
•	Annual performance incentive bonus.

Each element is described below.

Compensation Elements

Base Salary. Using Comparator Group information, we evaluate each individual executive’s base salary by reference to the median for base salary of comparable executive positions in the Comparator Group. Our senior executive base salary philosophy permits the adjustment of an individual executive’s actual base salary above or below the median of the Comparator Group upon consideration of the following:

•	Sustained high level performance;
•	Demonstrated success in meeting or exceeding key financial and other objectives;
•	Proven ability to create stockholder value;
•	Highly developed skills and abilities critical to the success of the business unit or Corporation; and
•	Experience and time in position.

We also consider the compensation paid to other executives with comparable responsibilities. Base salaries for fiscal 2004 and 2005 reflect the results of a compensation survey conducted in 2004, as well as other industry information available to Broadwing. The Compensation Committee intends to continue to adjust compensation appropriately in order to compete for and retain executives who operate Broadwing effectively and align the interests of its executive officers with the long-term interests of stockholders.

EXECUTIVE COMPENSATION

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The Summary Compensation Table below provides summary information with respect to our Chief Executive Officer and our three other most highly compensated executive officers in 2004. None of these officers exercised any options to purchase our common stock during the year ended December 31, 2004. As of December 31, 2004, all options granted to the named executive officers were granted under our 1997 Stock Option Plan and 2000 Long-Term Incentive Plan. All grants awarded are not exercisable until vested. The value of unexercised in-the-money options/SARs at our fiscal year end is based on the closing price of our common stock on December 31, 2004, $9.11, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

Performance Bonuses

During the year ended December 31, 2004, Broadwing implemented a bonus plan for fiscal 2004 that would pay out a portion of the annual cash compensation of each executive officer contingent upon Broadwing’s financial performance, as well as an assessment of individual performance. The bonuses were based on 2004 bonus plan objectives for meeting individual objectives (25%), corporate cash EBITDA goals (60%), which were not achieved, and corporate revenue goals (15%), which were partially achieved. Under the 2004 bonus plan, Dr. Huber earned a bonus of $96,726, Mr. Bannantine earned a bonus of $79,333, Mr. Anderson earned a bonus of $70,000, and Mr. Larsen earned a bonus of $48,244. The Compensation Committee intends to approve an executive bonus plan each year for the foreseeable future. Typically executive bonuses are awarded during the first quarter of each year based on the performance of the Corporation during the prior year.

Long-Term Equity Incentives

The Compensation Committee strongly believes in granting stock options or restricted stock to Broadwing’s executive officers to tie executive officer compensation directly to Broadwing’s long-term success and increases in stockholder value. During fiscal 2004, the Compensation Committee reviewed the stock and option holdings of the Chief Executive Officer and the three other most highly compensated executive officers. The Compensation Committee determined that additional awards to Dr. Huber and the three other most highly compensated executive officers were advisable. During fiscal 2004, the Compensation Committee awarded options to purchase shares and restricted stock to each of Dr. Huber and Messrs. Larsen, Bannantine and Anderson as described under “Executive Compensation-Long-Term Compensation,” in the “Summary Compensation Table” below. Long-term equity incentive compensation is normally determined and awarded during the second or third quarter of each year based on the Corporation’s performance during the prior year.

In determining the size of each stock option grant and restricted stock to each executive officer in the future, the Compensation Committee intends to take into account the executive officer’s position with Broadwing, the executive officer’s past performance and the number and price of unvested options and restricted stock then held by the executive officer. The Compensation Committee believes that the combination of restricted stock grants and stock options provides a better balance for executives between risk and potential reward than a grant of only stock options, thus serving as more effective incentives for executives to remain with the Corporation and continue performance. Stock options granted to executive officers under Broadwing’s 1997 Stock Option Plan and its 2000 Long-Term Incentive Plan generally have an exercise price equal to the fair market value on the date of grant and vest over a four-year period, subject to potential acceleration of vesting upon termination or constructive termination upon a change in control of Broadwing. Restricted stock grants to executive officers under Broadwing’s 2000 Long-Term Incentive Plan have no exercise price and vest over a four-year period, subject to potential acceleration of vesting upon termination or constructive termination upon a change of control of Broadwing.

In addition, during fiscal 2004, the Compensation Committee reviewed the option holdings of Mr. Larsen. The Compensation Committee determined that adjustment and repricing of certain long-term incentive stock options granted to Mr. Larsen was advisable. Compensation Committee action to adjust and reprice certain options for

EXECUTIVE COMPENSATION

Mr. Larsen was taken to provide competitive and balanced compensation as an appropriate retention incentive. Accordingly, on January 30, 2004, a previous grant to Mr. Larsen of 36,000 stock options at $33.58 per share was repriced to $14.00 per share as further described under “Executive Compensation-Securities Underlying Options” in the “Summary Compensation Table” below and in the “Ten-Year Options/SAR Repricings” table below.

Chief Executive Officer Compensation

Dr. David R. Huber has served as Broadwing’s Chief Executive Officer since Broadwing’s inception in June 1997. As described above for Broadwing’s other executive officers, Dr. Huber’s base salary for fiscal 2004 reflected the result of a compensation survey conducted in 2004, as well as other industry information available to Broadwing. Dr. Huber received an increase in base salary of $100,000 on December 31, 2004. Dr. Huber received a $96,726 bonus in fiscal 2004. Also, Dr. Huber was granted 170,000 in stock options in fiscal 2004 and was granted 250,000 shares of restricted stock for fiscal 2004. The Compensation Committee may adjust Dr. Huber’s compensation in the future, based upon comparative salaries of chief executive officers in Broadwing’s industry and other factors which may include Broadwing’s financial performance and Dr. Huber’s contributions as Chief Executive Officer in meeting financial and strategic goals.

Submitted by the Compensation Committee:

David S. Oros	Freeman A. Hrabowski, III
Donald S. Walker

SUMMARY COMPENSATION TABLE

The following tables set forth information with respect to those persons who: (1) served as our Chief Executive Officer during the fiscal year ended December 31, 2004; and (2) were our three other most highly compensated executive officers at December 31, 2004 whose total annual salary and bonus exceeded $100,000 for the year (each of these persons is referred to as a “named executive officer”):

Name and Principal Position	Annual Compensation			Long-Term Compensation
	Year	Salary ($)	Bonus ($)	Restricted Stock Awards	Securities Underlying Options (#)	All Other Compensation(4) ($)
Dr. David R. Huber Chairman of the Board and Chief Executive Officer	2004 2003 2002	298,125 292,500 322,500	96,726 781 —	250,000 — —	170,000 — —	— — —

James M. Bannantine President	2004 2003 2002	321,057 315,000 206,186(1)	79,333 —	75,000 — —	52,500 14,300 217,408	11,420(5) 7,703(5) 103,472(5)

Lynn D. Anderson Senior Vice President and Chief Financial Officer	2004 2003 2002	261,863 231,948 245,825(2)	70,000 40,000 46,390	50,000 — —	33,000 56,811 9,280	330,749(6) — —

Kim D. Larsen Senior Vice President, General Counsel and Secretary(3)	2004 2003 2002	281,793 231,948 255,738	48,244 9,250 45,230	70,000 — —	50,000 14,300 12,331	80,428(7) — —

Notes to Table:

(1)	Reflects Mr. Bannantine’s pro rated salary for 2002 from his joining Broadwing in May 2002.
(2)	Reflects Mr. Anderson’s pro rated salary for 2002 from his joining Broadwing in January 2002.

EXECUTIVE COMPENSATION

(3)	On January 30, 2004, a previous grant to Mr. Larsen of 36,000 stock options at $33.58 per share made on June 30, 2000, was repriced to $14.00 per share.
(4)	“All Other Compensation” consists of the following categories of potential compensation: “personal” legal fees, personal use of corporate aircraft, personal financial planning, cash flexible prerequisite payments, temporary housing, excess liability insurance, personal use of Corporation car, health insurance requirements, security services, tax reimbursement payments, plan relocation, make whole payments, above-market interest, matching contributions, executive life insurance, other plan relocation and amounts accrued in connection with resignation, retirement, or termination.
(5)	Includes $11,420 for health insurance reimbursements for 2004, $3,900 for health insurance reimbursements and plan relocation for 2003, and $103,472 for plan relocation in 2002.
(6)	Includes $330,749 for plan relocation for 2004.
(7)	Includes $80,428 for other plan relocation in 2004.

The following table provides information on repricing of options, whether through amendment, cancellation or replacement grants, or any other means during the last ten years, held by any individual who was an executive officer:

Ten-Year Option/SAR Repricings(1)

Name	Date	Securities underlying number of options/SARs repriced or amended(#) (1)	Market price of stock at time of repricing or amendment ($)	Exercise price at time of repricing or amendment ($)	New exercise price ($)	Length of original option term remaining at date of repricing or amendment
Kim D. Larsen	January 30, 2004	36,000	24.10	33.58	14.00	6.5
Terrance F. Unter(2)	May 31, 2002 (2001 Grant)	10,800	9.70	14.00	5.00	9.2
	May 31, 2002 (2002 Grant)	36,000	9.70	33.58	5.00	8.1

Notes to Table:

(1)	The Corporation effected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock amounts referenced in this table, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

(2)	Dr. Unter departed the Corporation on mutually agreed terms in May 2002.

Employment Agreements

Mr. Bannantine entered into an employment agreement with Dorsal Networks on September 10, 2001, for a four year term with an initial base salary of $350,000 per year, plus options which were immediately exercisable; the shares resulting from the exercise vested over a four year period. The agreement also provides for an interest-bearing loan to be used to exercise the options. If the agreement is terminated, Mr. Bannantine will receive special separation pay as follows: (i) compensation for one month if terminated for cause, (ii) compensation for six months if terminated by Mr. Bannantine for good cause (generally, a reduction in Mr. Bannantine’s responsibilities or base pay, subject to certain exceptions), and (iii) compensation for 12 months if terminated without cause.

In connection with Broadwing’s acquisition of Dorsal Networks on May 16, 2002, we assumed the obligations of Dorsal and Mr. Bannantine’s employment agreement was amended to provide that the acquisition would not trigger accelerated vesting of his shares and to grant Mr. Bannantine stock options to purchase our common stock under the 2000 Broadwing Long-Term Incentive Plan, in lieu of options to purchase shares of Networks’ common stock.

Mr. Anderson entered into an employment agreement with the Corporation on January 4, 2002. Under that agreement, Mr. Anderson is to receive a base salary of $257,000, subject to increase at the discretion of our Board of Directors, and a bonus of up to 60% of his base salary. Mr. Anderson also received an option to purchase 50,000 shares of our common stock.

EXECUTIVE COMPENSATION

Mr. Anderson’s employment agreement provides that if he is terminated other than for cause, he is to continue to receive his monthly base salary for nine months or until he obtains other full-time employment. Subject to Mr. Anderson’s right to receive severance pay, his employment agreement provides that he is an employee-at-will.

On November 18, 2002, Messrs. Huber, Bannantine, Anderson and Larsen each agreed to a 10% reduction in their salary. On January 30, 2004, Mr. Larsen received a $50,000 raise in his salary. On November 26, 2004, Mr. Anderson received a $29,999.84 raise in his salary.

On July 27, 2004, the Corporation entered into an agreement with Mr. Larsen regarding his relocation to Austin, Texas. This agreement is in consideration of the Corporation not having to pay Mr. Larsen the associated real estate agent fees and associated costs it would normally bear in selling Mr. Larsen’s Maryland residence. For a three year period, the Corporation agreed to pay Mr. Larsen an amount equal to $5,066.86 per month (an amount equal to the mortgage payment incurred by Mr. Larsen). Payments were retroactive to May 28, 2004. These payments will be grossed up to cover tax liabilities in an amount sufficient to cover federal, but not state, income taxes relating to the payments.

Stock Option Grants in Last Fiscal Year

The table below provides information regarding stock options granted to our Chief Executive Officer and our three other most highly compensated executive officers during the year ended December 31, 2004.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(1)
Name	Number of Securities Underlying Options/SARs Granted (#) (2)	% of Total Options/SARs Granted to Employees in Fiscal Year % (3)	Exercise Price ($/Sh)	Expiration Date	5%	10%
Dr. David R. Huber	170,000	8.61	13.80	May 25, 2014	1,475,387	3,738.920

James M. Bannantine	52,500	2.66	13.80	May 25, 2014	455,634	1,154,666

Lynn D. Anderson	25,000	1.27	13.70	February 10, 2014	215,396	545,857
	8,000.40		13.80	May 25, 2014	110,400	175,949

Kim D. Larsen(4)	50,000	2.53	14.00	January 30, 2014	440,226	1,115,620

NOTES TO TABLE:

(1)	The dollar amounts shown represent the amount by which the market value of the Corporation’s common shares underlying each stock option grant would exceed the exercise price of the stock option upon the expiration of the stock option if the market value of the Corporation’s common shares appreciates from the market value on the date of grant at an annual rate of five percent and ten percent, respectively, during the stock option term. These rates of appreciation are prescribed by the SEC. On December 31, 2004, the closing price of a common share of the Corporation on Nasdaq was $9.11 per share. As the actual value received by a named executive officer on the exercise of a stock option is determined by the market value of the Corporation’s common shares on the date of exercise, the actual value received by a named executive officer may bear no relation to the potential realization shown under these columns.

(2)	These stock options were granted under the 1997 Stock Option Plan and 2000 Long-Term Incentive Plan. All grants awarded are not exercisable until vested. Shares vest at a rate of 1/8th of the total number of shares on the date which is six (6) months after the date of the grant, and 1/48th of the total number of shares monthly thereafter, as long as the recipient continues to provide services to us. The Corporation effected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock amounts referenced in this table, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

(3)	Based on an aggregate of 1,972,367 options granted during the year ended December 31, 2004 to our employees, Directors and consultants.

(4)	In the January grant to Mr. Larsen, options were granted with a monthly vesting schedule without a vesting waiting period.

OTHER MATTERS

The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the Meeting. If, however, any other matter properly comes before the Meeting, the proxy holders will, in their discretion, vote on the matter in accordance with their best judgment.

PROPOSALS YOU MAY VOTE ON

ELECTION OF DIRECTORS

(Proposal #1 on Proxy Card)

Our Board of Directors consists of five persons. The Board of Directors is divided into three classes, with one class of Directors elected at each Annual Meeting. Currently, Class I and Class II each consist of two Directors and Class III consists of one Director. Each Director holds office for a term of three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Joseph R. Hardiman and Donald R. Walker have each been nominated by the Board of Directors to serve as a Class II Director, to hold office until the 2008 Annual Meeting. A properly submitted proxy will be voted by the persons named in the proxy for the elections of Messrs. Hardiman and Walker unless you indicate that your vote should be withheld. Each of the nominees is now serving as a Director. Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that either of the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

You can find the principal occupation and other information about Messrs. Hardiman and Walker below. Information about our other Directors whose terms of office will continue after the Annual Meeting is also presented below.

The Board of Directors recommends that the stockholders vote FOR the election of Joseph R. Hardiman and Donald R. Walker as Class II Directors.

CLASS II NOMINEES FOR TERMS EXPIRING IN 2008

Joseph R. Hardiman, age 67, has served as a Director since July 2000. Mr. Hardiman served as the president and chief executive officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997. From 1975 through September 1987, Mr. Hardiman held various positions at Alex. Brown & Sons, including managing director and chief operating officer. Mr. Hardiman earned B.A. and LLB degrees from the University of Maryland. Mr. Hardiman serves on the boards of the Deutsche Scudder Funds, the ISI Funds, the Nevis Fund, the Brown Investment Advisory Trust Company, University of Maryland Foundation, the University of Maryland School of Law and The Nasdaq Stock Market Education Foundation. Previously, he served on the boards of the Depository Trust Company, the Securities Industry Foundation for Economic Education, the Securities Regulation Institute and the Center for the Study of the Presidency and as a member of the American Business Conference.

Donald R. Walker, age 60, has served as a Director since October 2002. Mr. Walker has served as an independent government consultant on intelligence space systems and missile defense and as a Senior Review Panel member for United States government agencies since November 2001. From April 2000 to November 2001, Mr. Walker served as president and chief executive officer of Veritect, a computer security firm. From 1995 through 2000, Mr. Walker served as chief information officer of United Services Automobile Association (USAA), a Fortune 200 financial services company, and CEO and President of USAA’s information technology company. Mr. Walker served in the United States Air Force from 1966 to 1995 and retired with the rank of Brigadier General. Mr. Walker received a B.S. in Engineering Science from the United States Air Force Academy, an M.S. in Mechanical Engineering from the University of Southern California, and an MBA from Auburn University.

CLASS I DIRECTORS WHOSE TERM EXPIRES IN 2007

David S. Oros, age 45, has served as a Director since January 2001. Mr. Oros has been chairman and chief executive officer of Aether Systems, Inc., a provider of wireless data services, systems and software since he

PROPOSALS YOU MAY VOTE ON

founded Aether in 1996. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. He currently serves on the boards of directors of Aether Systems, Inc. and Novatel Wireless, Inc. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, Baltimore County.

Freeman A. Hrabowski, III, Ph.D., age 54, has served as Director since October 2002. Dr. Hrabowski has been President of the University of Maryland, Baltimore County since May 1992. Dr. Hrabowski joined the University of Maryland, Baltimore County, in 1987, first serving as Vice Provost, then as Executive Vice President. Dr. Hrabowski serves as a consultant to the National Science Foundation, the National Institutes of Health, the National Academy of Sciences, the U.S. Department of Education, and various universities and school systems nationally. He is a member of numerous boards, including the Baltimore Community Foundation, the Baltimore Equitable Society, Constellation Energy Group, McCormick & Company, Inc., the Mercantile Safe Deposit & Trust Company, the Merrick & France Foundation, the Maryland Technology Council, and the University of Maryland Medical System. Dr. Hrabowski received a bachelors in mathematics from Hampton Institute and an M.A. in mathematics and a Ph.D. in higher education administration and statistics from the University of Illinois at Urbana-Champaign.

CLASS III - DIRECTOR WHOSE TERM EXPIRES IN 2006

David R. Huber, Ph.D., age 54, is the founder of Broadwing. He has served as a Director and chairman of the board and chief executive officer since June 1997. Dr. Huber also served as president of Broadwing from June 1997 to May 2002. Dr. Huber has 20 years of experience in the development of optical communications systems. From 1992 through April 1997, Dr. Huber served first as chief technology officer and later as chief scientist of Ciena Corporation, a company he founded in 1992. From 1989 through 1992, Dr. Huber managed the Lightwave Research and Development Program for General Instrument Corporation. Prior to 1989, Dr. Huber held positions in optical communications development at Rockwell International Corporation, Optelecom, Inc. and ITT Industries, Inc., formerly International Telephone & Telegraph Corporation. Dr. Huber holds 41 U.S. patents in optics technology and has numerous additional patents pending. He earned a Ph.D. in electrical engineering from Brigham Young University and a B.S. in physics from Eastern Oregon State University. Dr. Huber is the brother-in-law of Mr. Kim D. Larsen, Broadwing’s Senior Vice President, General Counsel and Secretary.

SELECTION OF INDEPENDENT AUDITORS

(Proposal #2 on Proxy Card)

Unless marked to the contrary, proxies will be voted for the selection of KPMG LLP as our independent auditors for the fiscal year ending on December 31, 2005. The Board of Directors believes that KPMG LLP is knowledgeable about our operations and accounting practices and is well-qualified to act in the capacity of our principal independent auditors.

Therefore, the Board of Directors has selected KPMG LLP to act as our independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2005.

Representatives of KPMG LLP are expected to appear at the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

PROPOSALS YOU MAY VOTE ON

The fees billed by KPMG LLP in 2003 and 2004 for services provided to us were as follows:

	2003	2004
Audit Fees (1)	$1,458,679	$2,143,239
Audit-Related Fees (2)	166,505	$17,000
Tax Fees (3)	547,526	$494,776
All Other Fees (4)	—	$180,000

TOTAL	$2,172,710	$2,835,015

NOTES TO TABLE:

(1)	In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are the aggregate fees that the Corporation paid to KPMG for the audit of the Corporation’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs for the audit of the Corporation’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and internal control over financial reporting and not included in the “audit fees” described above. These fees, which were approved by the Audit Committee were for services related to Broadwing’s 401(k) plan and related financial statements.

(3)	“Tax Fees” are fees billed by KPMG LLP in either 2003 or 2004 for tax services, including tax compliance, tax advice or tax planning.

(4)	“All Other Fees” are fees billed by KPMG LLP in 2003 and 2004 that are not included in the above classifications. These fees, approved by the Audit Committee, were for regulatory compliance procedures.

All services provided by KPMG LLP after May 1, 2004 were, and all services to be provided by KPMG LLP in 2005 will be, permissible under applicable laws and regulations and have been and will continue to be, pre-approved by the Audit Committee. In accordance with applicable law, the Corporation is required to disclose the non-audit services approved by the Audit Committee performed by KPMG LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of the financial statements of a company.

If the selection of KPMG LLP is not approved by the stockholders, the Board of Directors will consider such a vote as advice to select other independent auditors for the 2006 fiscal year, rather than the 2005 fiscal year, because of the difficulty and expense involved in changing independent auditors on short notice.

The Board of Directors recommends that the stockholders vote FOR the selection of KPMG LLP as our independent auditors.

BROADWING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

The Hilton Columbia

5485 Twin Knolls Road

Columbia, MD 21045

Phone: (410) 997-1060

DIRECTIONS

PLEASE BRING THE PORTION OF YOUR PROXY CARD WHICH

WILL ADMIT ONE SHAREHOLDER AND ONE GUEST INTO THE

2005 ANNUAL SHAREHOLDER MEETING.

Driving Directions:

Baltimore/Washington Int’l

•	Distance from hotel: 12 mi.
•	Drive time: 15 min.

Directions: I-95 South, Exit on MD 175 to Columbia, 4.5 miles to Thunder Hill Road left, then right on Twin Knolls Road.

Washington National Airport

•	Distance from hotel: 32 mi.
•	Drive time: 50 min.

Directions: 95 North to MD 175 west to Thunder Hill Road, turn left then turn right on Twin Knolls Road.

Dulles Airport

•	Distance from hotel: 44 mi.
•	Drive time: 60 min.

Directions: Dulles Rd to 495 North to 29 North exit on Md 175 East to Thunder Hill Road, turn Right then Right on Twin Knolls Road.

BROADWING CORPORATION

ADMISSION TICKET

Annual Meeting of Stockholders May 13, 2005, 10:00 a.m. E.T.

THIS ADMISSION TICKET ADMITS ONE STOCKHOLDER AND ONE GUEST

ADMISSION WILL BE SUBJECT TO AVAILABILITY OF SEATING

BROADWING CORPORATION ANNUAL MEETING OF SHAREHOLDERS

The Hilton Columbia 5485 Twin Knolls Road Columbia, MD 21045 Phone: (410) 997-1060

DIRECTIONS

Driving Directions:

Baltimore/Washington Int’l Distance from hotel: 12 mi.

Drive time: 15 min.

Directions: I-95 South, Exit on MD 175 to Columbia, 4.5 miles to Thunder Hill Road left, then right on Twin Knolls Road.

Washington National Airport Distance from hotel: 32 mi.

Drive time: 50 min.

Directions: 95 North to MD 175 West to Thunder Hill Road, turn left then turn right on Twin Knolls Road.

Dulles Airport

Distance from hotel: 44 mi.

Drive time: 60 min.

Directions: Dulles Rd to 495 North to 29 North exit on MD 175 East to Thunder Hill Road, turn Right then Right on Twin Knolls Road.

PLEASE BRING THIS PORTION OF YOUR PROXY CARD WHICH WILL ADMIT ONE SHAREHOLDER AND ONE GUEST INTO THE

2005 ANNUAL SHAREHOLDER MEETING.

FOLD AND DETACH HERE

PROXY

BROADWING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BROADWING CORPORATION

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 13, 2005 and the Proxy Statement, and appoints Dr. David R. Huber, Lynn D. Anderson and Kim D. Larsen, or any of them as proxies, with full power of substitution, to vote all shares of common stock of Broadwing Corporation that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Corporation to be held at The Hilton Columbia, 5485 Twin Knolls Road, Columbia, Maryland 21045, phone: (410) 997-1060, on Friday, May 13, 2005 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy are as of March 22, 2005, and shall be voted in the manner set forth on the other side of this Proxy Card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATION ON THE MATTERS LISTED ON THE OTHER SIDE OF THIS PROXY CARD. If any other matter properly comes before the Meeting, or any adjournment thereof, the proxies are authorized, in their discretion, to vote on the matter.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

VOTE BY TELEPHONE OR INTERNET

QUICK EASY IMMEDIATE

BROADWING CORPORATION

You can now vote your shares electronically through the Internet or by telephone.

This eliminates the need to return the Proxy Card.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the Proxy Card.

TO VOTE YOUR PROXY THROUGH THE INTERNET www.continentalstock.com

Have your Proxy Card in hand when you access the above web site. You will be prompted to enter the Corporation number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your Proxy Card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY TELEPHONE 1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your Proxy Card at hand when you call. You will be prompted to enter the Corporation number, proxy number and account number. Follow the voting instructions to vote your shares.

The Internet and telephone facilities for stockholders of record will close at 12:01 a.m. Eastern Time on May 12, 2005.

PLEASE DO NOT RETURN THIS PROXY CARD IF VOTED ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE ?

PROXY BY MAIL

The Board of Directors recommends a vote “FOR” Items 1 and 2.

1. Election of Directors: The Board of Directors recommends a vote “FOR” the following nominees: 01 Joseph R. Hardiman and 02 Donald R. Walker WITHHELD FOR: (Write that nominee’s name in the space provided below)

FOR

WITHHOLD

2. Ratification of KPMG LLP as Independent Auditors: The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as independent auditors for the 2005 fiscal year.

FOR

AGAINST

Please mark your votes like this

I have included comments, or change of address.

I plan to attend the Annual Meeting

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE

READ THE INSTRUCTIONS ABOVE

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature:

Signature:

Date:

Please sign exactly as name or names appear on this Proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.